UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cardima, Inc.
 (Name of Registrant as Specified In Its Charter)

_________________________________________
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CARDIMA, INC.
47266 Benicia Street
Freemont, CA 94538-7330

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Cardima, Inc., a Delaware corporation (the “Company” “we”, “us,” or “our”), to be held at 8:00 a.m, on March 17, 2010,  at the Company’s offices at 47266 Benicia Street, Freemont, CA 94538-7330, for the following purposes:

1.           To consider and act upon a proposal to approve an amendment to our certificate of incorporation to effect a reverse split or our common stock, at a ratio not less than five-for-one and not greater than twelve-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse split and such amendment is filed with the Delaware Secretary of State no later than June 30, 2010;

2.           To consider and act upon a proposal to approve an amended and restated certificate of incorporation, to remove a provision which eliminates the right of the Company’s stockholders to act by written consent without a meeting; and

3.           To act on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 22, 2010, as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournment or adjournments thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the Proxy Statement at www.cardima.com.

By Order of the Board of Directors

March 3 , 2010	/s/ Tony Shum
Tony Shum Chairman of the Board

  IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT
YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED
      PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

CARDIMA, INC.
47266 Benicia Street
Fremont, CA 94538-7330

PROXY STATEMENT
FOR
Special Meeting of Shareholders
To be held March 17, 2010

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of Cardima, Inc., a Delaware corporation (“Cardima”, the “Company”, “we”, “us”, or “our”), in connection with the Special Meeting of Shareholders to be held at 8:00 a.m., Pacific Time, on Wednesday, March 17, 2010, at the Company’s offices at 47266 Benicia Street, Fremont, CA 94538-7330, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

1.  For approval of an amendment to our certificate of incorporation to effect a reverse split or our common stock, at a ratio not less than five-for-one and not greater than twelve-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse split and such amendment is filed with the Delaware Secretary of State no later than June 30, 2010;

2.  For approval of an amended and restated certificate of incorporation, to remove a provision which eliminates the right of the Company’s stockholders to act by written consent without a meeting; and

3.  In their discretion on such other matters as may properly come before the meeting or any adjournment or adjournment thereof.

The record date with respect to this solicitation is the close of business on February 22, 2010 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 47266 Benicia Street, Fremont, CA 94538-7330, and its telephone number is 510-354-0300. The shares of common stock and Series A Preferred Stock (which votes on an-converted basis with the common stock) represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying proxy were mailed to you on or about March 5, 2010.

   OUTSTANDING SHARES; QUORUM; REQUIRED VOTE

The close of business on February 22, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. As of the record date, there were 144,971,034 shares of the Company’s common stock and Series A Preferred Stock (on an as-converted basis with the common stock) outstanding and entitled to vote. Each common share is entitled to one vote and the Series A Preferred Stock votes on an as-converted basis with the common shares. The presence in person or by proxy at the Special Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. The affirmative vote of the holders of a majority of the total outstanding common shares and shares of Series A Preferred Stock (on an as-converted basis with the common stock), voting together as one class, is necessary to approve (i) an amendment to our certificate of incorporation to effect a reverse split or our common stock, at a ratio not less than five-for-one and not greater than twelve-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse split and such amendment is filed with the Delaware Secretary of State no later than June 30, 2010; and (ii) an amended and restated certificate of incorporation, to remove a provision which eliminates the right of the Company’s stockholders to act by written consent without a meeting.

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

PROPOSAL NO. 1
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

Our board of directors has approved, and recommends that the Company’s shareholder approve, an amendment to our certificate of incorporation, to effect a reverse split of the Company’ s common stock, par value $0.001 (“Common Stock”) at a ratio not less than five-for-one and not greater than twelve-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company's shareholders, provided that the Board of Directors determines to effect the reverse split and such amendment is filed with the Delaware Secretary of State no later than June 30, 2010.

The reverse stock split is intended to increase the per share stock price. The Company’s Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CADM”. As of February 17, 2010, the last reported closing price of the Common Stock was $1.00.  The Company has submitted an application to have its shares listed on NASDAQ and the Board of Directors has determined that it may be necessary to effect a reverse split to increase the market price of the Company’s stock in order to meet NASDAQ’s minimum bid price of $4. In addition, we believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock spits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Shareholders should recognize that once the reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between five and twelve). While we expect that the reverse split will result in an increase in the per share price of our Common Stock, the reverse split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

In addition, the reverse split will likely increase the number of shareholders who own "odd lots" (stockholdings in amounts of less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the reverse split may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the split.

The reverse split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the reverse split, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the reverse split. In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than one share of Common Stock. In addition, the reverse split will not affect any holder of Common Stock's proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The reverse split is a transaction rather than the first step in a series of transactions and will not cause the Company's common stock to be held of record by less than 300 persons.

The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). There will be no change in the number of authorized capital stock or the par value of the Common or Preferred Stock as a result of the reverse split. Our issued and outstanding securities, as of January 29, 2010, on a fully diluted basis, are as follows:

●	143,963,034 shares of our Common Stock;

●	5,000,000 shares of Series A Preferred Stock convertible into 1,000,000 shares of Common Stock;

●	4,075,159 options to purchase shares of Common Stock at a weighted average exercise price of $0.88; and

●	14,026,801 warrants to purchase shares of Common Stock at a weighted average exercise price of $0.84.

Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company would have approximately 28,792,607 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 5-for-1, and 11,996,920 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 12-for-1. Any other ratio selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 11,996,920 and 28,792,607 shares. In addition, all outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the reverse split.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s certificate of incorporation and by-laws do not have any anti-takeover provisions.

The Board of Directors will determine the exact ratio of the reverse split and the actual time of filing of the Certificate of Amendment, provided that such amendment is filed no later than June 30, 2010. The reverse split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

If the reverse split proposal is approved by the Company's stockholders, and if the Board of Directors in its discretion still believes at that time the reverse split is in the best interests of the Company and its stockholders, after the Board of Directors votes in favor of effecting the reverse split, the reverse split will be implemented by filing a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, and the reverse split will become effective on the date of the filing (the “Effective Date”). We will obtain a new CUSIP number for the new Common Stock effective at the time of the reverse split. Stockholders who held shares of the Company's common stock as of the close of business on the Effective Date ("Record Holders") will be notified as soon as practicable after the Effective Date that the reverse split has been effected. The Company's transfer agent will act as its exchange agent (the "Exchange Agent") to act for the Record Holders in implementing the exchange of their certificates. As soon as practicable after the Effective Date, Record Holders will be notified and requested to surrender their certificates representing shares of pre-split common stock ("Old Common Stock") to the Exchange Agent in exchange for certificates representing post-split common stock ("New Common Stock"). Any fractional shares resulting from the reverse split will be rounded up to nearest whole number. At the Effective Date, each lot of between 5 and 12 shares of Old Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of New Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented Old Common Stock, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of New Common Stock.

As soon as practicable after the Effective Date, a letter of transmittal will be sent to shareholders of record as of the Effective Date for purposes of surrendering to the transfer agent certificates representing Old Common Stock in exchange for certificates representing New Common Stock shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent. From and after the Effective Date, any certificates representing Old Common Stock which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing New Common Stock. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by the exchange ratio. It is not anticipated that a substantial number of shares will be required to be issued.

Principal Effects of the reverse split

General

The reverse split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split.

Accounting Matters

The reverse split will not affect total shareholders' equity on our balance sheet. As a result of the reverse split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to between one-fifth and one-twelfth of its present amount, and the additional paid-in capital component will be increased by the amount by which the shareholder's equity is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the reverse split because there will be fewer shares of our Common Stock outstanding.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, shareholders will not be entitled to exercise appraisal rights in connection with the reverse split, and the Company will not independently provide shareholders with any such right.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the reverse split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their Old Common Stock shares as "capital assets" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and will hold the New Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse split.

●	The reverse split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

●	Shareholders should not recognize any gain or loss as a result of the reverse split.

●	The aggregate basis of a shareholder's pre-reverse split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse split.

●	The holding period of the shares owned immediately after the reverse split will include the shareholder's holding period before the reverse split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

The proposed amendment to the Certificate of Incorporation is set forth in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information about shares of common stock beneficially owned as of January 31, 2010 by:

•	each of our directors, executive officers and our executive officers and directors as a group; and
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock;

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares beneficially owned
	Number of shares	Percentage of class (1)
Stockholders
Peter Yuan (2) NN 65 Tomson Villa No. 1, Long Dong Ave. Pudong, Shanghai, China	72,857,938	47.9%

Victor Shui Kwai Lee & Agnes (3) 54 LaSalle Road, 2nd Floor Kowloon Tong Kowloon, Hong Kong	50,178,409	34.7%

Directors and Officers :
Robert Cheney (4) Nelson Capital Corporation 24F Block 48 Baguio Villa 550 Victoria Road Pokfulam, Hong Kong, China	23,140,034	15.4%

Tony Shum	840,034	*	%

Eric Chan	388,289	*	%

Philip Radlick	82,867	*	%

Richard Gaston	266,667	*	%

Sung Chun	200,000	*	%

All executive officers and directors as a group (6 persons)	24,917,891	16.4%

(*) Less than one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes ownership contained on Form 4 filed with the SEC on July 20, 2009.  The number of shares also includes warrants to purchase 8,055,554 common shares exercisable within 60 days of January 31, 2010.

(3) Includes ownership contained on Form 4 filed with the SEC on January 26, 2010.  The number of shares also includes a warrant to purchase 602,499 common shares exercisable within 60 days of January 31, 2010.

(4) Includes 16,800,000 shares held by Nelson Capital Corporation of which Mr. Cheney is a director.  Also includes 1,000,000 shares issuable upon conversion of 5,000,000 shares of Series A Preferred Stock (the "Series A") held by Apix International Limited of which Mr. Cheney is a director and principal shareholder.  Also includes 4,500,000 warrants and 840,034 options exercisable within 60 days of January 31, 2010.

  PROPOSAL NO. 2
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE PROVISION WHICH ELIMINATES THE RIGHT OF THE COMPANY’S STOCKHOLDERS TO ACT BY WRITTEN CONSENT WITHOUT A MEETING

The Board of Directors has approved, and recommends that the Company’s stockholders approve, an amended and restated certificate of incorporation, in the form of Appendix B hereto.

The amended and restated certificate of incorporation makes the following change to our certificate of incorporation: it removes the provision which eliminates the right of stockholders to act by written consent without a meeting.

Under Section 228 of the Delaware General Corporation Law, unless provided otherwise in a company’s certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders, may be taken without a meeting, if such action is approved by written consents signed by shareholders holding not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Company’s certificate of incorporation, as currently in effect, the right of shareholders to act by written consent without a meeting is eliminated. Thus, adoption of the amended and restated certificate of incorporation, in the form of Appendix B hereto, would allow the Company’s shareholders to act by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law. Accordingly, if the amended and restated certificate of incorporation is adopted, the holders of a majority of our common stock (and Series A Preferred Stock, which votes, on an as-converted basis, as a single class with the common stock) will have the ability to elect directors and take stockholder action without a meeting of stockholders.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). So long as our common stock is registered under Section 12(b) or 12(g) of the Exchange Act, we will be required to furnish to our stockholders an information statement pursuant to Section 14(c) of the Exchange Act, and the rules and regulations thereunder, with respect to any action taken by stockholders without a meeting, and such action will become effective 20 days after the mailing of such information statement to shareholders.

The Board of Directors believes adoption of the amended and restated certificate of incorporation to remove the provision which eliminates the right of stockholders to act by written consent without a meeting will allow stockholder actions to be taken more expeditiously.

The amended and restated certificate of incorporation will be effective upon filing with the Secretary of State of Delaware. We will file the amended and restated certificate of incorporation with the Secretary of State of Delaware as soon as practicable following stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE PROVISION WHICH ELIMINATES THE RIGHT OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT WITHOUT A MEETING.

   OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereof.

EXPENSES

All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone, telegraph, mail, or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549. or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Tony Shum
Tony Shum Chairman of the Board
March 3, 2010

Appendix A

Certificate of Amendment
of
Certificate of Incorporation
of
Cardima, Inc.

Under Section 242 of the Delaware General Corporation Law

Cardima, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by adding at the end of Article IV, the following:

Each __ (__) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation’s Common Stock, par value $0.001 per share.

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

     2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __th day of ______, 2010.

Robert Cheney
Chief Executive Officer

A - 1

Appendix B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CARDIMA. INC.

A Delaware corporation

(Pursuant to Sections 242 and 245

of the Delaware General Corporation Law)

CARDIMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the corporation is Cardima, Inc. and that the corporation was originally incorporated on November 12, 1992 pursuant to the General Corporation Law.

SECOND: The Amended and Restated Certificate of Incorporation of this corporation shall be restated to read in full as follows:

"ARTICLE I

The name of this corporation is Cardima, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock") and preferred stock ("Preferred Stock"). The total number of shares which the corporation shall have authority to issue is Three Hundred and Ten Million (310,000,000) shares. The number of shares of Common Stock authorized to be issued is Three Hundred Million (300,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000.000), par value $0.001.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

A RTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) its agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.

ARTICLE XII

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

THIRD: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the Delaware General Corporation Law by obtaining a majority vote of each of the shareholders entitled to vote, in favor of said amendment and restatement in the manner set forth in Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, CARDIMA, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this day of ___, ______, 2010.

CARDIMA, INC.

Date	By:	/s/
Robert Cheney
Chief Executive Officer

ATTEST

/s/

Secretary

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Cardima, Inc., a Delaware corporation, hereby appoints ROBERT CHENEY and TONY SHUM, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Cardima, Inc. Common Shares and Series A Preferred Shares held of record on February 18, 2010 by the undersigned at the Special Meeting of Shareholders to be held on March 17, 2010 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CARDIMA, INC.

March 17, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒
			FOR	AGAINST	ABSTAIN
1.
To approve amendment to our certificate of incorporation to effect a reverse split or our common stock, at a ratio not less than five-for-one and not greater than twelve-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse split and such amendment is filed with the Delaware Secretary of State no later than June 30, 2010
			☐	☐	☐

	2.	To approve amended and restated certificate of incorporation, to remove a provision which eliminates the right of the Company’s stockholders to act by written consent without a meeting	☐	☐	☐

	3.	In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Special Meeting or any continuation, postponements or adjournments thereof.	☐	☐	☐

The Board of Directors recommends a vote  “FOR” the amendment to the certificate of incorporation to effect a reverse stock split, and “FOR” the amended and restated certificate of incorporation to remove the provision which eliminates the right of stockholders to act by written consent without a meeting. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
WILL ATTEND
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		If you plan to attend the Special Meeting, please mark the WILL ATTEND box			☐
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.